Exhibit 10.3
DELL TECHNOLOGIES INC.

Amended and Restated
Compensation Program for Independent Non-Employee Directors

Each independent non-employee member (a “director”) of the Board of Directors (“Board”) of Dell Technologies Inc. (the “Company”) shall be entitled to the payments described below while serving as a director on the Board. Other directors of the Board shall receive no compensation for their Board service. Any director compensation policies enacted from time to time hereafter are deemed to be incorporated herein upon their effective date, except as otherwise provided therein.

EFFECTIVE DATE: August 8, 2023

ANNUAL COMPENSATION:

•Annual Board Retainer: $325,000, payable as follows:
•$100,000 in cash (the “Annual Cash Retainer”), unless the independent non-employee director (hereafter, a “director”) makes a timely election to receive all or a portion of the Annual Cash Retainer in the form of deferred stock units over Class C common stock of the Company (“Class C Shares,” and such units, “DSUs”), Class C Shares (“Stock”) or a combination thereof (in each case subject to the limitations described below), and
•$225,000 (the “Annual Equity Retainer”) in restricted stock units that settle in Class C Shares (“DTAs”), unless the director makes a timely election to receive all or a portion of the DTAs as DSUs (subject to the limitations described below), in which case the director shall receive DSUs in lieu of such DTAs (in whole or in part).
•Committee Chair Retainers: $25,000, all payable in cash unless the director makes a timely election to receive all or a portion of such payment in DSUs, Stock or a combination thereof (in each case subject to the limitations described below), in which case the director shall receive the form or forms of award elected, in lieu of such cash payment (in whole or in part).
•Lead Independent Director Retainer: $40,000, all payable in cash unless the director makes a timely election to receive all or a portion of such payment in Stock (subject to the limitations described below), in which case the director shall receive the Stock in lieu of such cash payment (in whole or in part).
•All of the foregoing equity-based awards will be granted under the Dell Technologies Inc. 2023 Stock Incentive Plan, as amended and restated from time to time (the “Plan”), with all awards being granted annually. The equity awards are subject to vesting as described below, to the extent applicable.

TIMING OF ELECTIONS:

•Generally: Elections to receive DSUs (alone or in combination with other applicable forms of payment) must be made prior to the beginning of the calendar year to which they relate. Elections to receive Stock (alone or in combination with other applicable forms of payment) may be made at any time with respect to amounts that have not yet been paid out as to the relevant year and for which the director has not made an effective DSU election.
•New directors: Each new director may make an election to receive DSUs, Stock or a combination thereof within 30 days after becoming a director, but this election will only apply to the portion of the Annual Board Retainer or Committee Chair Retainer (if applicable) earned after the date of the election.
•Irrevocability of DSU Elections. Once the calendar year to which a director’s DSU elections relate commences, all elections to receive DSUs are irrevocable with respect to that year, and no new DSU elections may be made with respect to that year.  A director may submit a new election to receive DSUs for each subsequent calendar year prior to the beginning of that calendar year.
•Carryover of Current Elections. Each director’s elections will remain in effect for subsequent years as provided in the director's most recently submitted election forms if no new elections are timely submitted.

INDIVIDUAL COMPENSATION ELECTIONS:

•Directors may elect the forms of payment of their compensation on an individual basis.
•Elections must be made in multiples as follows:

•Allocation of the Annual Cash Retainer among DSUs, Stock and cash (including a combination thereof) must be made in each case in multiples of 25% (up to a maximum of 100%).
•Allocation of the Annual Equity Retainer to DSUs must be made in multiples of 25% (up to a maximum of 100%).
•Allocation of the Committee Chair Retainer among DSUs, Stock and cash (including a combination thereof) must be made in each case in multiples of 25% (up to a maximum of 100%).
•Allocation of the Lead Independent Director Retainer among Stock and cash (including a combination thereof) must be made in each case in multiples of 25% (up to a maximum of 100%).

ANNUAL BOARD RETAINER SUMMARY

Payment Form	Maximum Allocation	Payment Timing /Transfer Restrictions	Vesting+	Default Form of Payment?
Cash	$100,000	Lump sum following annual shareholders meeting. A director appointed other than pursuant to election at the annual meeting shall be entitled to pro-rated payment of the annual retainer fee for the partial year of service, payable in a lump sum upon his or her commencement of service on the Board.	Not applicable.	Yes (for $100,000 of the $325,000 retainer)
DTAs	$225,000*
Granted on or after the date of the Company’s annual shareholders meeting and settling in Class C Shares following vesting. A director appointed other than pursuant to election at the annual meeting shall be entitled to the pro-rated portion of the annual DTA grant for the partial year of service, payable on or after his or her commencement of service on the Board.

The Class C Shares previously received in settlement of the DTAs are subject to certain restrictions as set forth in the Company’s Second Amended and Restated Management Stockholders Agreement.
			Cliff vesting after one year.	Yes (for $225,000 of the $325,000 retainer)
DSUs	$325,000*	Granted on or after the date of the Company’s annual shareholders meeting (or, if a director is appointed other than pursuant to election at the annual meeting, at a time following such appointment determined by the Board that is compliant with Internal Revenue Code Section 409A) and settled in Class C Shares on the earlier of (i) the termination of service as a director for any reason and (ii) a Change in Control (as defined in the Plan) that also constitutes a “change in control event” under Internal Revenue Code Section 409A regulations.	Cliff vesting after one year.	No (Director may elect to receive all or a portion of each of the Annual Cash Retainer and the DTAs as DSUs)
Stock	$100,000*	Granted on or after the date of the Company’s annual shareholders meeting (or, if a director is appointed other than pursuant to election at the annual meeting, at a time following such appointment determined by the Board that is compliant with Internal Revenue Code Section 409A).	Fully vested upon issuance.	No (Director may elect to receive all or a portion of the Annual Cash Retainer as Stock)

*The actual number of DTAs, DSUs and/or shares of Stock that will be granted will be determined by dividing the portion of the Annual Board Retainer allocated to such award by the fair market value of Class C Shares.
+ Upon the director’s termination from the Board:
•Vesting of unvested awards is fully accelerated in event of death, permanent disability or a termination without Cause (as defined in the Plan).
•All unvested equity awards are forfeited upon termination for Cause (as defined in the Plan).

•Vested Options (as defined in the Plan) granted to directors under prior independent non-employee director compensation program will remain exercisable until the earliest of (i) the nine-month anniversary of the date of termination, (ii) the expiration of the Option’s 10-year term and (iii) the date on which the director is terminated for Cause (as defined in the Plan).

+ All outstanding DTAs and DSUs will vest on a Change in Control (as defined in the Plan).

COMMITTEE CHAIR RETAINER SUMMARY

Payment Form	Maximum Allocation	Payment Timing	Vesting+	Default Form of Payment?
Cash	100%	Lump sum following annual meeting.	Not applicable.	Yes
DSUs	100%*	Settled in Class C Shares on the earlier of (i) the termination of service as a director for any reason and (ii) a Change in Control (as defined in the Plan) that also constitutes a “change in control event” under Internal Revenue Code Section 409A regulations.	Cliff vesting after one year.	No (Director may elect to receive all or a portion of the Committee Chair Retainer as DSUs)
Stock	100%*	Granted on or after the date of the Company’s annual shareholders meeting (or, if a director is appointed other than pursuant to election at the annual meeting, at a time following such appointment determined by the Board that is compliant with Internal Revenue Code Section 409A).	Fully vested upon issuance.	No (Director may elect to receive all or a portion of the Committee Chair Retainer as Stock)

* See Annual Board Retainer Summary for how the number of DSUs or shares of Stock granted is determined.

+ See Annual Board Retainer Summary for vesting of DSUs upon termination and Change in Control (as defined in the Plan).

LEAD INDEPENDENT DIRECTOR RETAINER SUMMARY

Payment Form	Maximum Allocation	Payment Timing	Vesting	Default Form of Payment?
Cash	100%	Lump sum following annual meeting.	Not applicable.	Yes
Stock	100%*	Granted on or after the date of the Company’s annual shareholders meeting (or, if a director is appointed other than pursuant to election at the annual meeting, at a time following such appointment determined by the Board that is compliant with Internal Revenue Code Section 409A).	Fully vested upon issuance.	No (Director may elect to receive all or a portion of the Lead Independent Director Retainer as Stock)

* See Annual Board Retainer Summary for how the number of shares of Stock granted is determined.

The Company does not pay any Board retainers or fees or provide any Board equity grants not set forth above. These retainers, fees, or grants may be modified or adjusted from time to time as determined by the Board.

This Amended and Restated Compensation Program for Independent Non-Employee Directors supersedes all prior agreements or policies concerning director compensation.